Independent Auditors' Consent




     To the Shareholders and Directors of
     Greenwich Street California Municipal Fund Inc.:

     We consent to the use of our report dated October 11, 1995 with respect to the Greenwich Street California Municipal Fund Inc., incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus.


                                         KPMG  PEAT  MARWICK
     LLP




     New York, New York
     December 22, 1995